Exhibit T3A.2.93

Prescribed by:	The Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	Expedite this Form: (Select One)
Mail Form to one of the Following:
		☐ Yes	PO Box 1390
Columbus, OH 43216
***Requires an additional fee of $100***
www.sos.state.oh.us		☒ No	PO Box 670
e-mail: busserv@sos.state.oh.us			Columbus, OH 43216

initial articles of incorporation

(For Domestic Profit or Nonprofit)

Filing Fee $125.00

THE UNDERSIGNED HEREBY STATES THE FOLLOWNING:

(CHECK ONLY ONE (1) BOX)

(1) ☒ Articles of Incorporation Profit	(2) ☐ Articles of Incorporation Non-Profit	(3) ☐ Articles of Incorporation Professional (170-ARP)
(113-ARF)	(114-ARN)	Profession
ORC 1701	ORC 1702	ORC 1785

Complete the general information in this Section for the box checked above
FIrst:	Name of Corporation		Orchard Pharmaceutical Services, Inc.

SECOND:	Location	Twinsburg	Summit
		(City)	(Country)

Effective Date (Optional)			Date specified can be no more than 90 days after date of filing. If a date is specified, the date must be a date on or after the date of filing.
(mm/dd/yyyy)
☐ check here if additional provisions are attached

Complete the information in this section if box (2) or (3) is checked. Completing this section is optional if box (1) is checked.
THIRD:	Purpose for which corporation is formed

Complete the information in this section if box (1) or (3) is checked.
FOURTH: The number of shares which the corporation is authorized to have outstanding (Please state if shares are common or preferred and their par value if any)
1,500	Common	$1.00
(No. of Shares)	(Type)	(Par Value)
(Refer to Instructions if needed)

Page 1 of 3	Last Revised: May 2002

Completing the information in this section is optional

FIFTH:	The following are the names and addressess of the individuals who are to serve as initial Directors.

(Name)

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

	(City)	(State)	(Zip Code)

(Name)

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

	(City)	(State	(Zip Code)

(Name)

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

	(City)	(State)	(Zip Code)

REQUIRED
Must be authenticated	/s/ Jennifer Hardy	January 29, 2008
(Signed) by an authorized
representative	Authorized Representative	Date
(See Instructions)
Jennifer Hardy
(Print Name)

	Authorized Representative	Date

(Print Name)

	Authorized Representative	Date

(Print Name)

Page 2 of 3	Last Revised: May 2002

Complete the information in this section if box (1) (2) or (3) is checked

ORIGINAL APPOINTMENT OF STATUTORY AGENT

The undersigned, being at least a majority of the incorporators of Orchard Pharmaceutical Services, Inc. hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is

A.G.C. Co.
(Name)
3200 National City Center, 1900 E. 9th Street
(Street) NOTE: P.O Box Addresses are NOT acceptable.

Cleveland	, Ohio	44114
(City)		(Zip Code)

Must be authenticated by an authorized representative	/s/ [ILLEGIBLE]	January 29, 2008
	Authorized Representative	Date

	Authorized Representative	Date

	Authorized Representative	Date

ACCEPTANCE OF APPOINTMENT

The Undersigned, Lawrence Lindberg, Vice President of A.G.C. Co., named herein as the Statutory agent for, Orchard Pharmaceutical Services, Inc., hereby acknowledges and accepts the appointment of statutory agent for said entity.

Signature:	/s/ [ILLEGIBLE]
(Statutory Agent)

Page 3 of 3	Last Revised: May 2002